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                                                                    Exhibit 10.1

                                  May 12, 2000

Intervisual Books, Inc.
FFM Acquisition Corp.
2716 Ocean Park Boulevard, Suite 2020
Santa Monica, California 90405

Re:  Intervisual Books, Inc. ("IBI")
     FFM Acquisition Corp. ("FFM")
     U.S. Bank National Association, as successor in interest to Santa Monica Bank ("USB")

Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement, dated May 12, 1999 as subsequently amended, between IBI and FFM (collectively "Borrowers"), on the one hand, and USB, on the other hand (the "Loan Agreement"). Whereas the Loan Agreement matured on May 1, 2000, USB has agreed to extend the maturity of the Loan Agreement to May 1, 2001. The purpose of this letter is to confirm said extension of maturity until such time as formal documentation between USB and Borrowers can be executed.

The Loan Agreement, as extended, will be on substantially the same terms and conditions as currently contained in the Loan Agreement. The financial covenants, however, will be subject to revision based upon Borrowers' financial projections.

If you have any questions regarding the foregoing, please do not hesitate to contact the undersigned.

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION

By:___________________ Mark Mitchell_________________

Title:____________ Vice President____________________

Acknowledged this 12th day of May, 2000

INTERVISUAL BOOKS, INC.                  FFM ACQUISITION CORP.
a California Corporation                 a California Corporation

By:__Dan P. Reavis________________       By:__ Dan P. Reavis________________
By:__CFO/EVP______________________       By:_________ President_____________